As filed with the U.S. Securities and Exchange Commission on August 23, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Grindrod Shipping Holdings Ltd.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant's name into English)

Singapore	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
(Singapore Company Registration No. 201731497H)

#03-01 Southpoint
200 Cantonment Road

Singapore 089763

+65 6323 0048

(Address and telephone number of Registrant's principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-66806

(Name, address and telephone number of agent for service)

Copies to:

Joshua Wechsler

Ashar Qureshi

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza, New York, NY 10004
United States

Tel: (212) 859-8000

Fax: (212) 859-4000

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement become effective as determined by market conditions and other factors.

If only securities being registered on this Form are being offering pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging Growth Company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount Of Registration Fee
Primary Offering
Ordinary Shares, no par value	3,862,004	(1)	—	(2)	$47,695,749.40	(3)	$5,203.61	(3)
Secondary Offering
Ordinary Shares, no par value	8,094,282	(4)	$12.35	(5)	$99,964,382.70	(5)	$10,906.11	(3)
Total registration fee							$16,109.72

(1)	An unspecified number of ordinary shares are being registered as may from time to time be offered at unspecified prices. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the ordinary shares being registered hereunder include such indeterminate number of ordinary shares as may be issuable with respect to the ordinary shares being registered hereunder as a result of share splits, share dividends or similar transactions.
(2)	With respect to the Primary Offering, the proposed maximum offering price per share for the registrant’s ordinary shares will be determined from time to time by the registrant in connection with the issuance by the registrant of the ordinary shares registered hereunder.
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on the Nasdaq Global Select Market on August 17, 2021, of $12.00 and $12.70.
(4)	The registrant is hereby registering for the offer and resale of up to an aggregate of 8,094,282 ordinary shares for the selling shareholders.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the registrant’s ordinary shares on the Nasdaq Global Select Market on August 17, 2021, of $12.00 and $12.70. With respect to the Secondary Offering, the proposed maximum offering price per ordinary share will be determined from time to time in connection with, and at the time of, sale by the holders of such securities named in the registration statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY OR SELL THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE.

SUBJECT TO COMPLETION, DATED AUGUST 23, 2021

PROSPECTUS

Grindrod Shipping Holdings Ltd.

11,946,286 Ordinary Shares

This prospectus relates to ordinary shares of Grindrod Shipping Holdings Ltd. that we or the selling shareholders identified in a prospectus supplement may sell from time to time in one or more offerings on terms to be set at a future date. To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offerings prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respective to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby before you invest.

These ordinary shares may be sold directly by us or the selling shareholders identified in a prospectus supplement, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also elaborate on the plan of distribution for any particular offering of these ordinary shares in any applicable prospectus supplement. The selling shareholders may sell any or all of the shares on any stock exchange, market or trading facility on which the ordinary shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the selling shareholders and the times and manner in which they may offer and sell our shares is described under the sections entitled “Selling Shareholders” and “Plan of Distribution” in this prospectus. The net proceeds we expect to receive will be identified herein or in a prospectus supplement. We will not receive any of the proceeds from the sale of our ordinary shares by the selling shareholders.

We are an “emerging growth company” and a “foreign private issuer” under applicable Securities and Exchange Commission (the “SEC”) rules, and will be subject to reduced public company reporting requirements for this prospectus and future filings.

You should rely only on the information contained herein or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized any other person to provide you with different information.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Company is incorporated under the laws of the Republic of Singapore, that all of its officers and directors are or will be residents outside of the United States, that some or all of the experts named in the registration statement are residents outside of the United States, and that most of the assets of the Company are located outside the United States.

Our ordinary shares are listed for trading on the Nasdaq Global Select Market (“NASDAQ”), under the symbol “GRIN” and quoted on the Main Board of the JSE Limited (the “JSE”), with a share code of “GSH” and under the abbreviated name “GRINSHIP.” On August 17, 2021, the last reported sale price of our ordinary shares on NASDAQ was US$12.58 per ordinary share. On August 17, 2021, the last reported sale price of our ordinary shares on the JSE was R186.00 per ordinary share.

Our business and an investment in our ordinary shares involve significant risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 9 of this prospectus, contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these ordinary shares or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 23, 2021

We are responsible for the information contained in this prospectus and in any free writing prospectus we prepare or authorize. We have not authorized anyone to provide you with different information, and we do not take responsibility for any other information others may give you. Neither we nor the selling shareholders are making an offer to sell these ordinary shares in any jurisdiction where the offer or sale is not permitted. The information in this prospectus and the documents incorporated by reference herein is current only as of its date, regardless of its time of delivery or the time of sale of any of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since such dates.

Persons who come into possession of this prospectus and any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus and any such free writing prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we and/or the selling shareholders may offer and sell any ordinary shares described in this prospectus in one or more offerings. This prospectus provides you with a general description of the ordinary shares we and/or the selling shareholders may offer. To the extent required, the ordinary shares to be sold, the names of the selling shareholders, the respective purchase prices and public offerings prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respective to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those ordinary shares. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement.

The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus, the related exhibits filed with the SEC, any applicable prospectus supplement and the documents incorporated by reference herein before making your investment decision. You should rely only on the information provided in this prospectus or any amendment thereto, any applicable prospectus supplement and the documents incorporated by reference herein. In addition, this prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.” Information contained in later-dated documents incorporated by reference will automatically supplement, modify or supersede, as applicable, the information contained in this prospectus or in earlier-dated documents incorporated by reference.

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

•	“Singapore” refers to the Republic of Singapore;

•	“South Africa” refers to the Republic of South Africa;

•	“United States” and “U.S.” refers to the United States of America, its territories and possessions and any state of the United States and the District of Columbia;

•	“China” refers to the People’s Republic of China;

•	“shares” or “ordinary shares” refer to the ordinary shares of Grindrod Shipping Holdings Ltd., no par value per share;

•	“R” and “Rand” refer to the South African Rand and “Rand cents” refers to subunits of the South African Rand;

•	“$,” “US$,” and “U.S. dollars” refer to the United States dollars and “U.S. cents” refers to subunits of the U.S. dollars; and

•	“we,” “us,” “our,” “Company,” and “Grindrod Shipping” refer to Grindrod Shipping Holdings Ltd. and its subsidiaries.

This prospectus contains descriptions of shipping and the shipping industry. In order to facilitate better understanding of these descriptions, this prospectus incorporates by reference a glossary defining a number of technical and shipping terms as used in the prospectus.

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We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

Our consolidated and combined financial statements, and unless otherwise indicated, other financial information concerning us incorporated by reference into this prospectus, are presented in U.S. dollars. We have prepared our consolidated and combined statements in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”).

None of the financial statements incorporated by reference into this prospectus were prepared in accordance with generally accepted accounting principles in the United States.

Numerical figures included in this prospectus and incorporated by reference into this prospectus have been subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

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NOTICE TO PROSPECTIVE INVESTORS IN SINGAPORE

This prospectus is not a “prospectus” as defined in the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, statutory liability under the SFA in relation to the content of prospectuses would not apply. This prospectus has not been and will not be lodged or registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase of Grindrod Shipping's ordinary shares may not be circulated or distributed, nor may Grindrod Shipping's ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor, as defined in Section 4A(1)(c) of the SFA, under Section 274 of the SFA, (ii) to a “relevant person”, as defined in Section 275(2) of the SFA, pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with the conditions set forth in the SFA.

Where securities or securities-based derivatives contracts are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trustee of a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after securities or securities-based derivatives contracts are acquired by that corporation or for that trust pursuant to an offer made in reliance on an exemption under Section 275 of the SFA, except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or (in the case of such corporation) where the transfer arises from an offer referred to in Section 275(1A) of the SFA or (in the case of such trust) where the transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or securities-based derivatives contracts or other assets;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law; or

•	as specified in Section 276(7) of the SFA

By accepting this prospectus, the recipient hereof represents and warrants that such recipient is entitled to receive it in accordance with the restrictions set forth above and agrees to be bound by the limitations contained herein. Any failure to comply with these limitations may constitute a violation of law.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements, including, among others, those relating to our future business prospects, revenue and income, are necessarily estimates and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Accordingly, these forward-looking statements should be considered in light of various important factors, including those set forth below and in our other filings with the SEC. Words such as “may,” “expects,” “intends,” “plans,” “believes,” “anticipates,” “hopes,” “estimates,” and variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the information available to, and the expectations and assumptions deemed reasonable by us at the time these statements were made. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include, without limitation:

•	our future operating or financial results;

•	the strength of world economies, including, in particular, in China and the rest of the Asia-Pacific region;

•	the effects of the COVID-19 pandemic on our operations and the demand and trading patterns for both the drybulk and product tanker markets, and the duration of these effects.

•	cyclicality of the drybulk and tanker markets, including general drybulk and tanker shipping market conditions and trends, including fluctuations in charter hire rates and vessel values;

•	changes in supply and demand in the drybulk and tanker shipping industries, including the market for our vessels;

•	changes in the value of our vessels;

•	changes in our business strategy and expected capital spending or operating expenses, including drydocking, surveys, upgrades and insurance costs;

•	competition within the drybulk and tanker industries;

•	seasonal fluctuations within the drybulk and tanker industries;

•	our ability to employ our vessels in the spot market and our ability to enter into time charters after our current charters expire;

•	general economic conditions and conditions in the oil and coal industries;

•	our ability to satisfy the technical, health, safety and compliance standards of our customers, especially major oil companies and oil producers;

•	the failure of counterparties to our contracts to fully perform their obligations with us;

•	our ability to execute our growth strategy;

•	international political conditions, including additional tariffs imposed by China and the United States;

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•	potential disruption of shipping routes due to weather, accidents, political events, natural disasters or other catastrophic events;

•	vessel breakdowns;

•	corruption, piracy, military conflicts, political instability and terrorism in locations where we may operate;

•	fluctuations in interest rates and foreign exchange rates and the uncertainty surrounding the continued existence of the London Interbank Offered Rate, or LIBOR;

•	changes in the costs associated with owning and operating our vessels;

•	changes in, and our compliance with, governmental, tax, environmental, health and safety regulations, including the International Maritime Organization, or IMO 2020, regulations limiting sulfur content in fuels;

•	potential liability from pending or future litigation;

•	our ability to procure or have access to financing, our liquidity and the adequacy of cash flows for our operations;

•	the continued borrowing availability under our debt agreements and compliance with the covenants contained therein;

•	our ability to fund future capital expenditures and investments in the construction, acquisition and refurbishment of our vessels;

•	our dependence on key personnel;

•	our expectations regarding the availability of vessel acquisitions and our ability to buy and sell vessels and to charter-in vessels as planned or at prices we deem satisfactory;

•	adequacy of our insurance coverage;

•	effects of new technological innovation and advances in vessel design;

•	our ability to operate as an independent entity; and

•	the other factors set out in “Item 3. Key Information—Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2020 (the “2020 Annual Report”) filed with the SEC on March 31, 2021.

We undertake no obligation to update publicly or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this Registration Statement on Form F-3 or to reflect the occurrence of unanticipated events except as required by law.

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THE OFFER AND EXPECTED TIMETABLE

Our company and certain selling shareholders may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) up to 3,862,004 ordinary shares and up to 8,094,282 ordinary shares, respectively. The actual offer per ordinary share will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

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OUR COMPANY

Overview

We are an international shipping company that owns, charters-in and operates a fleet of drybulk carriers and one owned medium range tanker. We own some of our vessels outright and some of our vessels in partly-owned subsidiaries and in joint venture arrangements. We operate two businesses primarily in: the drybulk carriers business, which is further divided into handysize, supramax/ultramax, and other operating segments; and the tankers business, which is further divided into medium range tankers, small tankers, and other operating segments. Activities that do not relate to these business segments are accumulated in an ‘‘unallocated’’ segment.

Our handysize and supramax/ultramax operating fleet consists of 23 owned drybulk carriers and eight long-term chartered-in drybulk carriers. We have 15 handysize drybulk carriers and 16 supramax/ultramax drybulk carriers in our operating fleet with sizes ranging from 28,240 dwt to 62,660 dwt. Our drybulk carriers transport a broad range of major and minor bulk and breakbulk commodities, including ores, coal, grains, forestry products, steel products and fertilizers, along worldwide shipping routes, and are currently employed in pools of similarly sized vessels or in the spot market or under contracts of affreightment.

With the sale of the two medium range tankers and one small tanker in the six months ended June 30, 2021, our tanker operating fleet has been reduced to one owned medium range tanker that is 50,140 dwt in size. Our tanker carries petroleum products, which include both clean products, such as petrol, diesel, jet fuel and naptha, and dirty products, such as heavy fuel oil. Our tanker does not carry crude oil. Our tanker is employed under a bareboat charter.

Recent Developments

On July 21, 2021, Grindrod Shipping entered into an agreement to acquire the remaining shares in IVS Bulk Pte. Ltd. (“IVS Bulk”) held by an affiliate of Bain Capital Credit (“Bain”) for a total purchase consideration of $46.3 million, comprising of $37.2 million for the ordinary equity shares and $9.1 million for the preference shares. The purchase price is based on appraised values as of May 13, 2021 and the IVS Bulk balance sheet as of April 30, 2021. The agreement with Bain is subject to customary closing conditions with closing to occur no later than September 30, 2021.

On August 17, 2021, Grindrod Shipping entered into an agreement to purchase the 2019 Japanese-built ultramax bulk carrier IVS Phoenix, which we currently charter-in from its owners for a price of US$23.5 million, which we believe reflects a significantly reduced price relative to management's estimate of the fair market value of the vessel due to the early termination of the prevailing charter agreement. The vessel was originally chartered-in for a minimum period of three years from delivery with two one-year extension options and no purchase options. In order to finance the acquisition, we have simultaneously entered into a financing arrangement with a separate Japanese owner on attractive terms for a gross amount of $25.0 million. As part of the financing arrangement, Grindrod Shipping will bareboat charter the vessel back for a period of up to 15 years and has the right, but not the obligation, to acquire the vessel after the first two years of the charter. The financing would be on similar terms to those completed for IVS Knot, IVS Kinglet and IVS Magpie during 2019 and Matuku in 2020. The transactions are expected to close by the end of September 2021 while the vessel will remain chartered-in on the original terms until closing.

As of August 16, 2021, Grindrod Shipping has contracted the following TCE per day for the third quarter of 2021 (1)(2):

•	Handysize: approximately 1,326 operating days at an average TCE per day of approximately $25,205

•	Supramax/ultramax: approximately 1,686 operating days at an average TCE per day of approximately $30,666

(1) TCE per day is a non-GAAP financial measure. For the definition of this non-GAAP financial measure and the reconciliation of this measure to the most directly comparable financial measure calculated and presented in accordance with GAAP, please refer to the definitions and reconciliations in “Non-GAAP Financial Measures” in our current report on Form 6-K filed with the SEC on August 18, 2021

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(2) Operating days: the number of available days in the relevant period a vessel is controlled by us after subtracting the aggregate number of days that the vessel is off-hire due to a reason other than scheduled drydocking and special surveys, including unforeseen circumstances. We use operating days to measure the aggregate number of days in a relevant period during which vessels are actually available to generate revenue.

Corporate Information

Our principal executive offices are located at #03-01 Southpoint, 200 Cantonment Road, Singapore, 089763, our telephone number at that location is +65 6323 0048 and our website is http://www.grinshipping.com. We have appointed Puglisi & Associates located at 850 Library Avenue, Suite 204 Newark, DE 19711 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States in connection with an offering of ordinary shares registered by the registration statement of which this prospectus is a part.

Additional information with respect to our company is included in the documents incorporated by reference in this prospectus, including (i) our 2020 Annual Report and (ii) our current report on Form 6-K furnished to the SEC on August 18, 2021 (File No. 001-38440). See “Incorporation by Reference” in this prospectus.

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RISK FACTORS

Investing in our ordinary shares involves a high degree of risk. You should carefully consider the risk factors described in our 2020 Annual Report (together with any material changes thereto contained in any subsequent filed half-year, quarterly and current reports on Form 6-K) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus and any accompanying prospectus supplement.

The prospectus supplement applicable to our ordinary shares we offer may contain a discussion of risks applicable to our ordinary shares that we are offering under that prospectus supplement. Prior to making a decision about investing in our ordinary shares, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our ordinary shares to decline. You could lose all or part of your investment.

Please see “Where You Can Find More Information” and “Incorporation by Reference” for information on where you can find the documents we have filed with or furnished to the SEC and which are incorporated into this prospectus by reference.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of ordinary shares for general corporate purposes. General corporate purposes may include repayment of debt, capital expenditures and any other purposes that may be stated in the applicable prospectus supplement.

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CAPITALIZATION

Our capitalization as at the year ended December 31, 2020 and the six months ended June 30, 2021 is set forth in our audited consolidated financial statements and schedules and notes thereto included in our 2020 Annual Report and our unaudited interim condensed consolidated financial statements for the six month period ended June 30, 2021 included in our current report on Form 6-K furnished to the SEC on August 18, 2021, respectively, each as incorporated by reference into this prospectus supplement.

Any changes to our capitalization will be set forth in a prospectus supplement or in a report on Form 6-K subsequently filed with the SEC and specifically incorporated herein by reference. Because we will not be receiving any proceeds pursuant to the sale of any ordinary shares by the selling shareholders, our capitalization will not be adjusted to reflect such sales.

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DESCRIPTION OF ORDINARY SHARES

The following summary is a brief description of the securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) of Grindrod Shipping Holdings Ltd., a public company incorporated in accordance with the laws of the Republic of Singapore. Capitalized terms used and not defined herein have the meaning ascribed to them in our 2020 Annual Report.

The following description sets forth certain material provisions of these securities. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the Company’s constitution (the “Constitution”), provided as an exhibit to this Form F-3. We encourage you to refer to the Constitution for additional information.

Capital Stock

As of August 20, 2021, the Company had 19,275,891 ordinary shares (which excludes treasury shares) registered under Section 12 of the Exchange Act. The Company’s ordinary shares are listed on the NASDAQ under the symbol “GRIN.” The principal non-United States trading market for the ordinary shares of the Company is the JSE, on which the ordinary shares trade on the main board of the JSE, with a share code of “GSH” and under the abbreviated name “GRINSHIP.”

The Company currently has only one class of issued ordinary shares, which have identical rights in all respects and rank equally with one another. The Company’s ordinary shares have no par value and there is no requirement to set out an authorized share capital under Singapore law.

The Company’s constitution provides that the Company may issue shares of a different class with preferential, deferred, qualified or special rights, privileges or conditions or subject to such restrictions, whether as regards dividend, return of capital, voting or otherwise, as the Company’s board of directors may determine, provided always that (subject to any direction to the contrary that may be given by the shareholders in general meeting) any issue of shares for cash to shareholders holding shares of any class shall be offered to such shareholders in proportion as nearly as may be to the number of shares of such class then held by them, the rights attaching to shares of a class other than ordinary shares shall be expressed in the resolution creating the same, and to the extent that any shares of the Company are listed on the JSE where the shareholders authorize the directors to issue unissued securities and/or grant options to subscribe for unissued securities as the directors in their discretion deem fit, such corporate action has been approved by the JSE and is subject to the JSE Listings Requirements. The rights attached to shares issued upon special conditions must be clearly defined in the Company’s constitution. The Company’s constitution sets out that the shares of the Company in each class shall rank pari passu. If at any time the share capital is divided into different classes, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the provisions of the Singapore Companies Act, whether or not the company is being wound up, be varied or abrogated with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a separate general meeting of the holders of shares of that class.

All ordinary shares issued will be fully paid and existing shareholders will not be subject to any calls on shares. Although Singapore law does not recognize the concept of “non-assessability” with respect to newly-issued shares, any purchaser of the Company’s shares who has fully paid up all amounts due with respect to such shares will not be subject under Singapore law to any personal liability to contribute to the assets or liabilities of the Company in such purchaser’s capacity solely as a holder of such shares. All shares are in registered form. The Company cannot, except in the circumstances permitted by the Singapore Companies Act, grant any financial assistance for the acquisition or proposed acquisition of its own shares.

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Register of Members and Form of the Ordinary Shares

Since the Company is a Singapore company, a principal register of members is maintained by the Company in Singapore. In addition, Continental Stock Transfer & Trust Company acts as the Company’s transfer agent and maintains the Company’s branch register of members, which is located in the United States. In South Africa, Computershare (Pty) Ltd acts as the administrative depository agent and maintains an administrative depository register reflecting the dematerialized shares trading on the JSE. All ordinary shares reflected on the South African administrative depository register are held electronically through the Strate System at all times.

Only persons who are registered in the Company’s principal or branch register of members are recognized under Singapore law as shareholders of the Company with legal standing to institute shareholder actions against the Company or otherwise seek to enforce their rights as shareholders. The Company’s branch register of members is maintained by its transfer agent, Continental Stock Transfer & Trust Company, located in the United States. In South Africa, Computershare (Pty) Ltd maintains an administrative depository register to facilitate trading on the JSE.

The ordinary shares of the Company are held through The Depository Trust Company (“DTC”). Accordingly, DTC, or its nominee, Cede & Co., is the shareholder of record registered in the Company’s branch register of members. The beneficial interests in the ordinary shares are reflected in position listings of the DTC participants for shares held through DTC or its nominee (for shareholders trading on NASDAQ) and on the administrative depository register located in South Africa (for shareholders trading on the JSE). Non-South Africa residents (and those South Africa residents complying with applicable exchange control regulations) are able to reposition their ordinary shares reflected in the administrative depository register located in South Africa to an account with a U.S. broker-dealer that is a DTC participant. Shareholders who wish to reposition their ordinary shares to an account with a U.S. broker-dealer should contact their South African broker or CSDP for more information about repositioning their ordinary shares between the South African administrative depository register and an account with a U.S. broker-dealer that is a DTC participant.

A holder of dematerialized interests in the ordinary shares may become a registered shareholder by exchanging its interest in the shares for certificated shares (if requested) and being registered in the Company’s register of members. The procedures by which a holder of dematerialized interests may exchange such interests for certificated shares (if requested) are determined by DTC and Continental Stock Transfer & Trust Company, in accordance with their internal policies and guidelines regulating the withdrawal and exchange of dematerialized interests for certificated shares (if requested), and following such an exchange Continental Stock Transfer & Trust Company will perform the procedures to register the shareholder in the branch register.

Shares may only be traded on the JSE in electronic form as dematerialized shares and trade for electronic settlement in terms of the Strate System (an electronic custody, clearing and settlement environment, managed by Strate), for all share transactions concluded on the JSE and off-market (and in terms of which transactions in securities are settled and transfers of beneficial ownership in securities are recorded electronically). Dematerialized shares are shares that have been dematerialized (the process whereby physical share certificates are replaced with electronic records evidencing ownership of shares for the purpose of Strate). Accordingly, all beneficial holders of the Company’s ordinary shares reflected on the South African administrative depository register must appoint a CSDP for shares traded on the JSE, directly or through a broker, to hold the dematerialized ordinary shares on their behalf.

If (a) the name of any person is without sufficient cause entered in or omitted from the register of members; or (b) default is made or there is unnecessary delay in entering in the register of members the fact of any person having ceased to be a member, the person aggrieved or any member of the company or the company, may apply to the Singapore courts for rectification of the register of members. The Singapore courts may either refuse the application or order rectification of the register of members, and may direct the company to pay any damages sustained by any party to the application. The Singapore courts will not entertain any application for the rectification of a register of members in respect of an entry which was made in the register of members more than 30 years before the date of the application.

Issuance of New Shares

Under Singapore law, new shares may be issued only with the prior approval of the Company’s shareholders in a general meeting. General approval may be sought from the Company’s shareholders in a general meeting for the issue of shares. Approval, if granted, will lapse at the earliest of:

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•	the conclusion of the next annual general meeting;

•	the expiration of the period within which the next annual general meeting is required by law to be held (i.e. six months from the Company’s financial year end, being December 31); or

•	the subsequent revocation or modification of approval by the Company’s shareholders acting at a duly convened general meeting.

Provided that prior approval of the Company’s shareholders in a general meeting is obtained, the Company may issue additional ordinary shares or securities convertible into ordinary shares. Subject to the provisions of the Singapore Companies Act and the Company’s constitution and prior approval of the Company’s shareholders in general meeting being obtained, all new shares are under the control of the directors who may allot and issue new shares to such persons on such terms and conditions and with the rights and restrictions as they may think fit to impose.

2018 Forfeitable Share Plan

At the Company’s last annual general meeting on May 20, 2021, the Company’s shareholders provided authority for its directors to issue ordinary shares pursuant to the vesting of awards under the Company’s 2018 Forfeitable Share Plan (“2018 FSP”) as described in the Form 20-F, which is subject to the condition that the aggregate number of ordinary shares at any one time which may be granted in an award under the 2018 FSP, together with all existing awards that have not yet vested under the 2018 FSP, shall not exceed 5% of the number of ordinary shares in issue (excluding treasury shares), as determined in reference to the day preceding the award. Such authority shall continue in force until the earliest of (i) the conclusion of the Company’s next annual general meeting, (ii) the expiration of the period within which the Company’s next annual general meeting is required by law to be held, or (iii) the point at which the maximum number of awards permitted to be made in terms of the 2018 FSP as per the abovementioned limit has been reached. Notwithstanding that the abovementioned authority may have ceased to be in force, ordinary shares may be issued after the expiry of the approval in pursuance of awards made under the 2018 FSP whilst the authority was in force (subject always to the abovementioned limit on the maximum number of shares). At the Company’s next annual general meeting, the Company plans to seek the approval of its shareholders for issuances of ordinary shares only for the purposes of its forfeitable share plan at the same maximum 5%, based on the number of ordinary shares in issue (excluding treasury shares) as determined in reference to the date proceeding the award. Any issuance of additional shares for any other purpose or in future years (other than shares to be issued under an existing prior approval that remains in effect) will require the approval of shareholders.

Repurchase of Ordinary Shares

Under Singapore law, repurchases of ordinary shares by the Company must be approved by shareholder resolutions. The number of ordinary shares that the Company may buy back cannot exceed 20% of the total number of shares ascertained as at the date of a resolution approving a share buyback mandate.

Transfer of Ordinary Shares

Subject to applicable securities laws in relevant jurisdictions and the Company’s constitution, the Company’s ordinary shares are freely transferable. Shares may be transferred by a duly signed instrument of transfer in any usual or common form or in a form acceptable to our directors. The directors may decline to register any transfer unless, among other things, evidence of payment of any stamp duty payable with respect to the transfer is provided together with other evidence as the directors may require to show the right of the transferor to make the transfer. The Company will replace lost or destroyed certificates for shares upon notice to the Company and upon, among other things, the applicant furnishing evidence and indemnity as the directors may require and the payment of all applicable fees.

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Voting Rights and Stockholders’ Meetings

Election and Re-election of Directors

Under the Company’s constitution, at each annual general meeting, one-third of the directors of the Company (being those directors who have been longest in office since their last re-election or appointment), other than the chief executive officer or chief financial officer, shall retire from office by rotation (provided that no director holding office as chief executive officer or chief financial officer shall be subject to retirement by rotation or be taken into account in determining the number of directors to retire). If the number of directors is not a multiple of three, the number nearest to one-third shall retire at the annual general meeting. Where directors were re-elected or appointed on the same day, those to retire shall be agreed amongst themselves or be determined by lot. A retiring Director is eligible for re-election.

The Company’s shareholders by ordinary resolution, or the Company’s board of directors, may appoint any person to be a director as an additional director or to fill a casual vacancy, provided that any person so appointed by the Company’s board of directors shall hold office only until the next annual general meeting, and shall then be eligible for re-election.

There is no provision for cumulative voting under the Singapore Companies Act in respect of companies incorporated in Singapore.

Shareholders’ Meetings

The Company is required by Singapore law and its constitution to hold an annual general meeting after the end of each financial year. Each annual general meeting must be held not later than six months from the Company’s financial year end, being December 31. The directors may convene an extraordinary general meeting whenever they think fit and they must do so upon the written request of shareholders representing not less than one-tenth of the paid-up shares as at the date of deposit of the written request that carry the right to vote at general meetings (disregarding paid-up shares held as treasury shares). In addition, two or more registered shareholders holding not less than one-tenth of the Company’s total number of issued shares (excluding the Company’s treasury shares) may call a meeting of the Company’s shareholders. The Singapore Companies Act requires not less than:

•	14 days’ written notice to be given by the Company of a general meeting to pass an ordinary resolution to every member and the auditors of the Company; and
•	21 days’ written notice to be given by the Company of a general meeting to pass a special resolution to every member and the auditors of the Company.

The Company’s constitution further provides that in computing the notice period, both the day on which the notice is served, or deemed to be served, and the day for which the notice is given shall be excluded.

Unless otherwise required by law or by the Company’s constitution, voting at general meetings is by ordinary resolution, requiring the affirmative vote of a simple majority of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution. An ordinary resolution suffices, for example, for appointments of directors. A special resolution, requiring an affirmative vote of not less than three-fourths of the shareholders present in person or represented by proxy at the meeting and entitled to vote on the resolution, is necessary for certain matters under Singapore law, such as an alteration of the Company’s constitution.

Only shareholders who are registered in the Company’s register of members, and their proxies, will be entitled to attend, speak and vote at any meeting of shareholders. A shareholder entitled to attend and vote at a meeting of the Company, or at a meeting of any class of shareholders of the Company, shall be entitled to appoint another person or persons, whether a shareholder or not, as his proxy to attend and vote instead of the shareholder at the meeting. A proxy appointed to attend and vote instead of the shareholder shall also have the same right as the shareholder to speak at the meeting, but unless the Company’s constitution otherwise provides, (i) a shareholder shall not be entitled to appoint more than two proxies to attend and vote at the same meeting and (ii) where a shareholder appoints two proxies the appointment shall be invalid unless the shareholder specifies the proportions of his holdings to be represented by each proxy.

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Voting Rights

Voting at any meeting of shareholders is by a poll. On a poll, every shareholder who is present in person or by proxy or by attorney, or in the case of a corporation, by a representative, has one vote for every share held by him or her or which he or she represents. Proxies need not be shareholders. Only those shareholders who are registered in the Company’s register of members will be entitled to vote at any meeting of shareholders.

Dividend Rights

Dividends

A final dividend may be declared out of profits disclosed by the accounts presented to the annual general meeting, and requires approval of the Company’s shareholders. However, the Company’s board of directors can declare interim dividends without approval of the Company’s shareholders.

No dividend may be paid except out of profits. Any dividends would be limited by the amount of available distributable reserves, which, under Singapore law, will be assessed on the basis of the Company’s standalone unconsolidated accounts, which is based upon IFRS. Under Singapore law, it is also possible to effect a capital reduction exercise to return cash and/or assets to the Company’s shareholders. The completion of a capital reduction exercise may require the approval of the Singapore courts, and the Company may not be successful in its attempts to obtain such approval.

Pursuant to the Company’s constitution, subject to any rights or restrictions attached to any share and except as otherwise permitted under the Singapore Companies Act:

(a)	all dividends in respect of shares shall be paid in proportion to the number of shares held by a shareholder, but where shares are partly paid all dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the partly paid shares; and
(b)	all dividends shall be apportioned and paid proportionately to the amounts so paid or credited as paid during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date such share shall rank for dividend accordingly.

For the purposes of the above in respect of the apportionment of dividends, an amount paid or credited as paid on a share in advance of a call is to be ignored.

Because the Company is a holding company, the Company’s ability to pay cash dividends, or make a distribution-in-kind of the ordinary shares of any of the Company’s subsidiaries, may be limited by restrictions on the Company’s ability to obtain sufficient funds through dividends from the Company’s businesses, including restrictions under the terms of the agreements governing the indebtedness of the Company’s businesses. Subject to the foregoing, the payment of cash dividends is at the discretion of the Company’s board of directors and will depend upon such factors as earnings levels, capital requirements, contractual restrictions, the Company’s overall financial condition, available distributable reserves and any other factors deemed relevant by the Company’s board of directors.

Bonus

In a general meeting, the Company’s shareholders may, upon the recommendation of the directors, capitalize any reserves or profits and distribute them as fully paid bonus shares to the shareholders in proportion to their shareholdings.

Liquidation or Other Return of Capital

On a winding-up or other return of capital, subject to any special rights attaching to any other class of shares, holders of ordinary shares will be entitled to participate in any surplus assets in proportion to their shareholdings.

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Limitations on Rights to Hold or Vote Ordinary Shares

Except as discussed below under “—Takeover Provisions,” below, there are no limitations imposed by the laws of Singapore or by the Company’s constitution on the right of non-resident shareholders to hold or vote ordinary shares.

Takeover Provisions

The Singapore Code on Take-overs and Mergers, the Singapore Companies Act and the Securities and Futures Act, Chapter 289 of Singapore regulate, among other things, the acquisition of voting shares of Singapore-incorporated public companies. Any person acquiring an interest, whether by a series of transactions over a period of time or not, either on his own or together with parties acting in concert with such person, in 30% or more of the Company’s voting rights, or, if such person holds, either on his own or together with parties acting in concert with such person, between 30% and 50% (both amounts inclusive) of the Company’s voting rights, and if such person (or parties acting in concert with such person) acquires additional voting shares representing more than 1% of the Company’s voting rights in any six-month period, must, except with the consent of the Securities Industry Council in Singapore, extend a mandatory takeover offer for the remaining voting shares in accordance with the provisions of the Singapore Code on Take-overs and Mergers.

“Parties acting in concert” comprise individuals or companies who, pursuant to an agreement or understanding (whether formal or informal), cooperate, through the acquisition by any of them of shares in a company, to obtain or consolidate effective control of that company. Certain persons are presumed (unless the presumption is rebutted) to be acting in concert with each other. They include:

•	a company and its related companies, the associated companies of any of the company and its related companies, companies whose associated companies include any of these companies and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights;
•	a company and its directors (including their close relatives, related trusts and companies controlled by any of the directors, their close relatives and related trusts);
•	a company and its pension funds and employee share schemes;
•	a person and any investment company, unit trust or other fund whose investment such person manages on a discretionary basis but only in respect of the investment account which such person manages;
•	a financial or other professional adviser, including a stockbroker, and its clients in respect of shares held by the adviser and persons controlling, controlled by or under the same control as the adviser;
•	directors of a company (including their close relatives, related trusts and companies controlled by any of such directors, their close relatives and related trusts) which is subject to an offer or where the directors have reason to believe a bona fide offer for the company may be imminent;
•	partners; and
•	an individual and such person’s close relatives and related trusts, any person who is accustomed to act in accordance with such person’s instructions and companies controlled by the individual, such person’s close relatives, related trusts or any person who is accustomed to act in accordance with such person’s instructions and any person who has provided financial assistance (other than a bank in the ordinary course of business) to any of the foregoing for the purchase of voting rights.

Subject to certain exceptions, a mandatory takeover offer must be in cash or be accompanied by a cash alternative at not less than the highest price paid by the offeror or parties acting in concert with the offeror during the offer period and within the six months preceding the acquisition of shares that triggered the mandatory offer obligation.

Under the Singapore Code on Take-overs and Mergers, where effective control of a company is acquired or consolidated by a person, or persons acting in concert, a general offer to all other shareholders is normally required. An offeror must treat all shareholders of the same class in an offeree company equally. A fundamental requirement is that shareholders in the company subject to the takeover offer must be given sufficient information, advice and time to consider and decide on the offer. These legal requirements may impede or delay a takeover of the Company by a third-party.

The Singapore Code on Take-overs and Mergers provides that the board of directors of the Company should bring the offer to the shareholders of the Company in accordance with the Singapore Code on Take-overs and Mergers and refrain from an action which could effectively result in any bona fide offer being frustrated or the shareholders being denied an opportunity to decide on its merits.

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TAXATION

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations applicable to us and to beneficial owners of our ordinary shares. This discussion is based upon provisions of the Code, the Treasury regulations promulgated under the Code, as amended, or the Treasury regulations, and administrative rulings and court decisions, all as in effect or in existence on the date of this prospectus and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change could result in U.S. federal income tax consequences that are materially different from those described below. Moreover, any change after the date of this prospectus in any of the factual matters set forth in this filing or in our or our subsidiaries’ conduct, practices or activities may affect the considerations discussed below. We are under no obligation to update the discussion to reflect future changes in law or changes in any of the foregoing factual matters that may later come to our attention.

This discussion is for general information purposes only, does not purport to be a comprehensive description of all of the U.S. federal income tax considerations applicable to us or beneficial owners of ordinary shares and does not address any tax laws other than U.S. federal income tax laws. Potential investors are encouraged to consult their tax advisers concerning the overall tax consequences arising in their own particular situations under U.S. federal, state, local and non-U.S. laws. The conclusions expressed in this discussion are not binding on the IRS or any court, and there is no assurance that the IRS or a court would not reach a contrary conclusion. No ruling from the IRS or opinion of counsel has been obtained or will be requested regarding any matter affecting us or prospective holders of our ordinary shares.

Treatment as a Corporation

We are treated as a non-U.S. corporation for U.S. federal income tax purposes. As such, we are subject to U.S. federal income tax on our income to the extent it is from sources within the United States or is Effectively Connected Income as discussed below. U.S. Holders (as defined below) are not directly subject to U.S. federal income tax on their shares of our income, but rather will be subject to U.S. federal income tax on distributions received from us and dispositions of ordinary shares as described below.

Taxation of Operating Income

Under the Code, income derived from, or in connection with, the use (or hiring or leasing for use) of a vessel, or the performance of services directly related to the use of a vessel, is treated as “Transportation Income.” Transportation Income that is attributable to transportation that either begins or ends, but that does not both begin and end, in the United States is considered to be 50% derived from sources within the United States, or U.S. Source International Transportation Income. Transportation Income attributable to transportation that both begins and ends in the United States is considered to be 100% derived from sources within the United States, or U.S. Source Domestic Transportation Income. Transportation Income that is attributable to transportation exclusively between non-U.S. destinations is considered to be 100% derived from sources outside the United States. Transportation Income derived from sources outside the United States generally is not subject to U.S. federal income tax.

We expect that we and our subsidiaries will earn income that will constitute Transportation Income. We do not expect us or our subsidiaries to earn U.S. Source Domestic Transportation Income. However, certain of our and our subsidiaries’ activities could give rise to U.S. Source International Transportation Income, and future expansion of or changes in our and our subsidiaries’ operations could result in an increase in the amount thereof, which generally would be subject to U.S. federal income taxation, unless the Section 883 Exemption applied. Based on our current plans and expectations regarding our and our subsidiaries’ organization and operations, we expect that only a relatively small portion of our and our subsidiaries’ gross Transportation Income will likely constitute U.S. Source International Transportation Income and, if the Section 883 Exemption were not to apply, we expect that the effective rate of U.S. federal income tax on our and our subsidiaries’ gross Transportation Income would be less than 1%.

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The Section 883 Exemption

In general, the Section 883 Exemption provides that if a non-U.S. corporation satisfies the requirements of Section 883 of the Code and the Treasury regulations thereunder, or the Section 883 Regulations, it will not be subject to the net basis and branch profit taxes or the 4% gross basis tax described below on its U.S. Source International Transportation Income, including any U.S. Source International Transportation Income it derives from participation in a pool, partnership or other joint venture arrangement that satisfies the requirements of the Section 883 Regulations. The Section 883 Exemption applies only to U.S. Source International Transportation Income and does not apply to U.S. Source Domestic Transportation Income. The Section 883 Exemption applies separately to us and each of our subsidiaries that is treated as a corporation for U.S. federal income tax purposes and earns U.S. Source International Transportation Income (which we refer to below as our “applicable subsidiaries”).

We and our applicable subsidiaries will qualify for the Section 883 Exemption if, among other matters, we and our applicable subsidiaries meet the following three requirements:

•	We and each of our applicable subsidiaries are organized in a jurisdiction outside the United States that grants an equivalent exemption from tax to corporations organized in the United States with respect to the types of U.S. Source International Transportation Income that we earn, or an Equivalent Exemption;

•	We and each of our applicable subsidiaries satisfy the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test (each as described below); and

•	We and each of our applicable subsidiaries meet certain substantiation, reporting and other requirements.

We are organized under the laws of Singapore and our applicable subsidiaries are organized under the laws of Singapore, South Africa, the Isle of Man and the Marshall Islands. The U.S. Treasury Department has recognized each of these jurisdictions as a jurisdiction that grants an Equivalent Exemption with respect to the type of U.S. Source International Transportation Income that we or our applicable subsidiaries generally expect to earn. Consequently, our and our applicable subsidiaries’ U.S. Source International Transportation Income should be exempt from U.S. federal income taxation provided we and our applicable subsidiaries meet the Publicly Traded Test or the Qualified Shareholder Stock Ownership Test and we and our applicable subsidiaries satisfy certain substantiation, reporting and other requirements.

Publicly Traded Test

In order to meet the Publicly Traded Test, the equity interests in the non-U.S. corporation at issue must be “primarily traded” and “regularly traded” on an established securities market either in the United States or in a jurisdiction outside the United States that grants an Equivalent Exemption. The Section 883 Regulations generally provide, in pertinent part, that equity of a non-U.S. corporation will be considered to be “primarily traded” on one or more established securities markets in a given country if, with respect to the class or classes of equity relied upon to meet the “regularly traded” requirement described below, the number of shares of each such class that are traded during any taxable year on all established securities markets in that country exceeds the number of shares in each such class that are traded during that year on established securities markets in any other single country. Our ordinary shares, which are our only class of equity interests, are traded on the NASDAQ and the JSE, each of which is considered to be an established securities market for purposes of these rules. As long as our ordinary shares continue to only be traded on the NASDAQ and the JSE, our ordinary shares will be “primarily traded” on an established securities market either in the United States or in South Africa, which is a jurisdiction outside the United States that grants an Equivalent Exemption.

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Equity interests in a non-U.S. corporation will be considered to be “regularly traded” on an established securities market under the Section 883 Regulations provided one or more classes of such equity interests representing more than 50% of the aggregate vote and value of all of the outstanding equity interests in the non-U.S. corporation satisfy certain listing and trading volume requirements. These requirements are satisfied with respect to a class of equity interests listed on an established securities market, provided that either (a) trades in such class of equity interests are effected, other than in de minimis quantities, on such market on at least 60 days during the taxable year and the aggregate number of shares in such class that are traded on such market or markets during the taxable year are at least 10% of the average number of shares outstanding in that class during the taxable year (with special rules for short taxable years) or (b) such class of equity interests is traded on an established securities market in the United States and is “regularly quoted by dealers making a market” in such class (within the meaning of the Section 883 Regulations). Our ordinary shares will represent 100% of the total combined voting power and value of our equity interests. Accordingly, provided that our ordinary shares (i) satisfy the listing and trading volume requirements described immediately above and (ii) are not subject to the Closely Held Block Exception described immediately below, our ordinary shares will be considered to be “regularly traded” on an established securities market. There can be no assurance that our ordinary shares will satisfy the listing and trading volume requirements described immediately above for any taxable year.

Notwithstanding these rules, a class of equity that would otherwise be treated as “regularly traded” on an established securities market will not be so treated if, for more than half of the number of days during the taxable year, one or more “5% shareholders” (i.e., shareholders owning, actually or constructively, at least 5% of the vote and value of that class) own in the aggregate 50% or more of the vote and value of that class, or the Closely Held Block Exception, unless the corporation can establish that a sufficient proportion of such 5% shareholders are Qualified Shareholders (as defined below) so as to preclude other persons who are 5% shareholders from owning 50% or more of the value of that class for more than half the days during the taxable year.

We expect that one or more 5% shareholders may own 50% or more of our ordinary shares for more than half of the number of days during our current taxable year and/or future taxable years. In such case, we will lose eligibility for the Publicly Traded Test with respect to any such taxable year, unless can establish that a sufficient proportion of such 5% shareholders are Qualified Shareholders (as defined below) so as to preclude other persons who are 5% shareholders from owning 50% or more of the value of that class for more than half the days during the taxable year. Under the applicable Treasury regulations, we would also have to satisfy certain substantiation requirements regarding the identity of our 5% shareholders. These requirements are onerous and there is no assurance that we would be able to satisfy them. In particular, we would be required to obtain certifications of Qualified Shareholder status from our 5% shareholders, which our 5% shareholders may not be willing or able to provide. Given the factual nature of the issues involved and the practical uncertainties, we can give no assurances as to our qualification for the Section 883 Exemption for any taxable year. Furthermore, our board of directors could determine that it is in our best interests to take an action that would result in our not being able to satisfy the Publicly Traded Test in the future. We do not expect any of our applicable subsidiaries to satisfy the Publicly Traded Test.

Qualified Shareholder Stock Ownership Test

As an alternative to satisfying the Publicly Traded Test, a non-U.S. corporation will qualify for the Section 883 Exemption if it is able to satisfy the Qualified Shareholder Stock Ownership Test. The Qualified Shareholder Stock Ownership Test generally is satisfied if more than 50% of the value of the outstanding equity interests in the non-U.S. corporation is owned, or treated as owned after applying certain attribution rules, for at least half of the number of days in the taxable year by:

•	individual residents of jurisdictions that grant an Equivalent Exemption;

•	non-U.S. corporations organized in jurisdictions that grant an Equivalent Exemption and that meet the Publicly Traded Test; or

•	certain other qualified persons described in the Section 883 Regulations, or collectively, the Qualified Shareholders.

We do not expect to be able to satisfy the Qualified Shareholder Stock Ownership Test for any taxable year. However, because stock owned by a non-U.S. corporation meeting the Publicly Traded Test is treated as owned by a Qualified Shareholder for purposes of the Qualified Shareholder Stock Ownership Test, in the event that we are able to satisfy the Publicly Traded Test described above for a taxable year, we expect that each of our applicable subsidiaries that is more than 50%-owned (by value) by us for at least half of the number of days in such taxable year would satisfy the Qualified Shareholder Stock Ownership Test for such taxable year. We do not expect any applicable subsidiary that is not more than 50%-owned (by value) by us to satisfy the Qualified Shareholder Stock Ownership Test for any taxable year, unless a sufficient portion of such subsidiary’s other equity interests were owned by Qualified Shareholders to cause such subsidiary to be more than 50%-owned (by value) by Qualified Shareholders for at least half the number of days in a taxable year and such other Qualified Shareholders were to provide certifications of their Qualified Shareholder status. There can be no assurance that these requirements will be satisfied with respect to any of our applicable subsidiaries for any taxable year.

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The Net Basis Tax and Branch Profits Tax

If we or our subsidiaries earn U.S. Source International Transportation Income and the Section 883 Exemption does not apply, the U.S. source portion of such income may be treated as Effectively Connected Income if we or any of our subsidiaries have a fixed place of business in the United States and substantially all of our or any such subsidiary’s U.S. Source International Transportation Income is attributable to regularly scheduled transportation or, in the case of bareboat charter income, is attributable to a fixed place of business in the United States. Based on our and our subsidiaries’ current operations, none of our or our subsidiaries’ potential U.S. Source International Transportation Income is attributable to regularly scheduled transportation or is received pursuant to bareboat charters, nor do we or any of our subsidiaries have a fixed place of business in the United States. As a result, we do not anticipate that any of our or our subsidiaries’ U.S. Source International Transportation Income will be treated as Effectively Connected Income. However, there is no assurance that we or any of our subsidiaries will not have a fixed place of business in the United States or that we or any of our subsidiaries will not earn substantially all of its U.S. Source International Transportation Income pursuant to regularly scheduled transportation or bareboat charters attributable to a fixed place of business in the United States in the future, which would result in such income being treated as Effectively Connected Income. In addition, any U.S. Source Domestic Transportation Income generally will be treated as Effectively Connected Income.

Any income we or our subsidiaries earn that is treated as Effectively Connected Income would be subject to U.S. federal corporate income tax (imposed at a 21% rate) as well as 30% branch profits tax imposed under Section 884 of the Code. In addition, a 30% branch interest tax could be imposed on certain interest paid or deemed paid by us or our subsidiaries.

On the sale of a vessel that has produced Effectively Connected Income, we or our subsidiaries could be subject to the net basis corporate income tax as well as branch profits tax with respect to the gain recognized up to the amount of certain prior deductions for depreciation that reduced Effectively Connected Income. Otherwise, we and our subsidiaries would not be subject to U.S. federal income tax with respect to gain realized on the sale of a vessel, provided the sale is considered to occur outside of the United States (as determined under U.S. tax principles) and the gain is not attributable to an office or other fixed place of business maintained by us or our subsidiaries in the United States under U.S. federal income tax principles.

The 4% Gross Basis Tax

If the Section 883 Exemption does not apply and the net basis tax does not apply, we and our subsidiaries would be subject to a 4% U.S. federal income tax on our U.S. Source International Transportation Income, without benefit of deductions.

U.S. Federal Income Taxation of U.S. Holders

The following is a discussion of the material U.S. federal income tax considerations that may be relevant to beneficial owners of our ordinary shares.

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The following discussion applies only to beneficial owners of our ordinary shares that own the ordinary shares as “capital assets” (generally, property held for investment purposes). The following discussion does not address all aspects of U.S. federal income taxation which may be important to particular beneficial owners of our ordinary shares in light of their individual circumstances, such as (i) beneficial owners of our ordinary shares subject to special tax rules (e.g., banks or other financial institutions, real estate investment trusts, regulated investment companies, insurance companies, broker-dealers, traders that elect to mark-to-market for U.S. federal income tax purposes, tax-exempt organizations and retirement plans, individual retirement accounts and tax-deferred accounts, or former citizens or long-term residents of the United States) or to beneficial owners that will hold the ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for U.S. federal income tax purposes, (ii) partnerships or other entities classified as partnerships for U.S. federal income tax purposes or their partners, (iii) U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar or that transact in ordinary shares in a currency other than U.S. dollars, or (iv) beneficial owners of ordinary shares that own 2% or more (by vote or value) of our ordinary shares, all of whom may be subject to tax rules that differ significantly from those summarized below. This discussion does not contain information regarding any state or local, estate, gift or alternative minimum tax considerations concerning the ownership or disposition of our ordinary shares.

If a partnership or other entity classified as a partnership for U.S. federal income tax purposes holds our ordinary shares, the tax treatment of its partners generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner in a partnership holding our ordinary shares, you should consult your own tax advisor regarding the tax consequences to you of the partnership’s ownership of our ordinary shares.

U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes generally are required to include certain amounts in income no later than the time such amounts are reflected on certain applicable financial statements. The application of this rule may require the accrual of income earlier than would be the case under the general U.S. federal income tax rules described below. U.S. Holders that use an accrual method of accounting for U.S. federal income tax purposes should consult with their tax advisors regarding the potential applicability of this rule to their particular situation.

Each prospective beneficial owner of our ordinary shares should consult its own tax advisor regarding the U.S. federal, state, local, and other tax consequences of the ownership or disposition of our ordinary shares.

As used in this prospectus, the term “U.S. Holder” means a beneficial owner of our ordinary shares that:

•	is an individual U.S. citizen or resident (as determined for U.S. federal income tax purposes);

•	a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under current Treasury regulations to be treated as a “United States person.”

Distributions

Subject to the discussion below of the rules applicable to a Passive Foreign Investment Company (“PFIC”), any distributions to a U.S. Holder made by us with respect to our ordinary shares generally will constitute dividends, which will be taxable as ordinary income or “qualified dividend income” as described in more detail below, to the extent of our current and accumulated earnings and profits, as determined under U.S. federal income tax principles. We do not intend to compute (or to provide U.S. Holders with information necessary to compute) earnings and profits under U.S. federal income tax principles. Accordingly, U.S. Holders generally should expect to treat all distributions on the ordinary shares as taxable dividends. U.S. Holders that are corporations generally will not be entitled to claim a dividend received deduction with respect to distributions they receive from us. Dividends received with respect to the ordinary shares will be treated as foreign source income and generally will be treated as “passive category income” for U.S. foreign tax credit purposes.

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Dividends received with respect to our ordinary shares by a U.S. Holder who is an individual, trust or estate, or a non-corporate U.S. Holder, generally will be treated as “qualified dividend income” that is taxable to such non-corporate U.S. Holder at preferential long-term capital gain tax rates, provided that: (i) our ordinary shares are traded on an “established securities market” in the United States (such as the NASDAQ, where our ordinary shares are traded) and are “readily tradeable” on such an exchange; (ii) we are not a PFIC for the taxable year during which the dividend is paid or the immediately preceding taxable year (which we do not believe we are, have been or will be, as discussed below); (iii) the non-corporate U.S. Holder has owned the ordinary shares for more than 60 days during the 121-day period beginning 60 days before the date on which the ordinary shares become ex-dividend (and has not entered into certain risk limiting transactions with respect to such ordinary shares); and (iv) the non-corporate U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property. It is not currently known whether our ordinary shares will be considered “readily tradeable” on the NASDAQ for purposes of these rules. If a dividend is treated as qualified dividend income, the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation generally will be reduced to appropriately take into account the tax rate differential between the reduced rate of tax applicable to qualified dividend income and the highest rate of tax normally applicable to dividends. Any dividends paid on our ordinary shares that are not treated as qualified dividend income will be taxed as ordinary income to a non-corporate U.S. Holder. In addition, a 3.8% tax may apply to certain investment income. See “—Medicare Tax” below.

Special rules may apply to any amounts received in respect of our ordinary shares that are treated as “extraordinary dividends.” In general, an extraordinary dividend is a dividend with respect to an ordinary share that is equal to or in excess of 10% of a U.S. Holder’s adjusted tax basis (or fair market value upon the U.S. Holder’s election) in such ordinary share. In addition, extraordinary dividends include dividends received within a one-year period that, in the aggregate, equal or exceed 20% of a U.S. Holder’s adjusted tax basis (or fair market value) in an ordinary share. If we pay an “extraordinary dividend” on our ordinary shares that is treated as “qualified dividend income,” then any loss recognized by a non-corporate U.S. Holder from the sale or exchange of such ordinary shares will be treated as long-term capital loss to the extent of the amount of such dividend.

Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion of the PFIC rules below, a U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other disposition of our ordinary shares in an amount equal to the difference between the amount realized by the U.S. Holder from such sale, exchange or other disposition and the U.S. Holder’s adjusted tax basis in such ordinary shares. The U.S. Holder’s initial tax basis in the ordinary shares generally will be the U.S. Holder’s purchase price for the ordinary shares. Such gain or loss will be treated as long-term capital gain or loss if the U.S. Holder’s holding period is greater than one year at the time of the sale, exchange or other disposition.

A corporate U.S. Holder’s capital gains, long-term and short-term, are taxed at ordinary income tax rates. If a corporate U.S. Holder recognizes a loss upon the disposition of our ordinary shares, such U.S. Holder is limited to using the loss to offset other capital gain. If a corporate U.S. Holder has no other capital gain in the tax year of the loss, it may carry the capital loss back three years and forward five years.

Long-term capital gains of non-corporate U.S. Holders are subject to the favorable tax rate of a maximum of 20%. In addition, a 3.8% tax may apply to certain investment income. See “—Medicare Tax” below. A non-corporate U.S. Holder may deduct a capital loss resulting from a disposition of our ordinary shares to the extent of capital gains plus up to $3,000 ($1,500 for married individuals filing separate tax returns) annually and may carry forward a capital loss indefinitely.

PFIC Status and Significant Tax Consequences

In general, we will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which the holder holds our ordinary shares, either:

•	at least 75% of our gross income for such taxable year consists of passive income (e.g., dividends, interest, capital gains and rents derived other than in the active conduct of a rental business), or

•	at least 50% of the average value of the assets held by us (based on an average of the quarterly values of the assets during a taxable year) produce, or are held for the production of, passive income.

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Income earned, or deemed earned, by us in connection with the performance of services would not constitute passive income. By contrast, rental income generally would constitute “passive income” unless we were treated as deriving our rental income in the active conduct of a trade or business under the applicable rules. The PFIC provisions contain a look-through rule under which we will be treated as earning directly our proportionate share of any income, and owning directly our proportionate share of any assets, of another corporation if we own at least 25% of the value of the stock of such other corporation.

Based on our current and projected, income, assets and methods of operations, we believe that we should not be treated as a PFIC for our current taxable year and we expect that we should not become a PFIC for the foreseeable future. In this regard, we believe that the income we receive from time and voyage chartering activities should constitute services income, rather than rental income. Consequently, we believe that such income should not constitute passive income and the assets engaged in generating such income should not be treated as passive assets and, so long as our income from time and voyage charters exceeds 25% of our gross income for each taxable year after our initial taxable year and the value of our vessels contracted under time and voyage charters exceeds 50% of the average value of our assets for each taxable year after our initial taxable year, we should not be a PFIC.

We expect that substantially all of the vessels in our fleet will be engaged in time or voyage chartering activities and intend to treat our income from those activities as non-passive income, and the vessels engaged in those activities as non-passive assets, for PFIC purposes. We believe that there is a significant amount of legal authority consisting of the Code, legislative history, IRS pronouncements and administrative rulings supporting our position that the income from time and voyage chartering activities constitutes services income (rather than rental income). There is, however, no direct legal authority under the PFIC rules addressing whether income from time chartering activities is services income or rental income. Moreover, in a case not interpreting the PFIC rules, Tidewater Inc. v. United States, 565 F.3d 299 (5th Cir. 2009), the Fifth Circuit held that the vessel time charters at issue generated predominantly rental income rather than services income. However, the IRS stated in an Action on Decision (AOD 2010-001) that it disagrees with, and will not acquiesce to, the way that the rental versus services framework was applied to the facts in the Tidewater decision, and in its discussion stated that the time charters at issue in Tidewater would be treated as producing services income for PFIC purposes. The IRS’s AOD, however, is an administrative action that cannot be relied upon or otherwise cited as precedent by taxpayers.

The determination of whether we are a PFIC in any taxable year is fact specific and will depend upon the portion of our assets (including goodwill) and income that are characterized as passive under the PFIC rules and other factors, some of which may be beyond our control. In particular, because the total value of our assets for purposes of the asset test described above will generally be calculated using the market price of our ordinary shares, our PFIC status may depend in large part on the market price of our ordinary shares. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash generated by our business operations and any net proceeds that we receive from any future financing or capital transactions. The PFIC determination also depends on the application of complex U.S. federal income tax rules concerning the classification of our assets and income for this purpose, and these rules are uncertain in some respects. Further, the PFIC determination is made annually and our circumstances or the nature of our operations may change. Accordingly, there can be no assurance that we will not be classified as a PFIC for the current taxable year or any future taxable year, and no ruling from the IRS or opinion of counsel has been issued or has been or will be sought with respect to our potential status as a PFIC.

If we were treated as a PFIC for any taxable year in which a U.S. Holder owned our ordinary shares, the U.S. Holder generally would be subject to special tax rules resulting in increased tax liability with respect to any “excess distribution” the U.S. Holder receives on, and any gain the U.S. Holder realizes from a sale or other disposition (including a pledge) of, our ordinary shares, unless a “mark-to-market” election is available and a U.S. Holder makes such election with respect to the ordinary shares, as discussed below. In addition, if we were treated as a PFIC for any taxable year in which a U.S. Holder owned our ordinary shares, the U.S. Holder would be required to file IRS Form 8621 with the U.S. Holder’s U.S. federal income tax return for each year to report the U.S. Holder’s ownership of such ordinary shares. Substantial penalties apply to any failure to timely file IRS Form 8621, unless the failure is shown to be due to reasonable cause and not due to willful neglect. In the event a U.S. Holder does not file IRS Form 8621, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year will not close before the date which is three years after the date on which such report is filed. A U.S. Holder would not be able to make a “qualified electing fund” election as we do not expect to provide the information necessary for U.S. Holders to make “qualified electing fund” elections.

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Taxation of U.S. Holders Making a “Mark-to-Market” Election

If we were to be treated as a PFIC for any taxable year and our ordinary shares were treated as “marketable stock” for purposes of these rules, then a U.S. Holder would be allowed to make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury regulations. If that election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the U.S. Holder’s ordinary shares at the end of the taxable year over the U.S. Holder’s adjusted tax basis in the ordinary shares. The U.S. Holder also would be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in the ordinary shares over the fair market value thereof at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. A U.S. Holder’s tax basis in the U.S. Holder’s ordinary shares would be adjusted to reflect any such income or loss recognized. Gain recognized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss recognized on the sale, exchange or other disposition of the ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder. A mark-to-market election would not apply to our ordinary shares owned by a U.S. Holder in any taxable year during which we are not a PFIC, but would remain in effect with respect to any subsequent taxable year for which we are a PFIC, unless our ordinary shares are no longer treated as “marketable stock” or the IRS consents to the revocation of the election.

A “mark-to-market” election may itself have negative tax consequences to a U.S. Holder and would not mitigate any negative tax consequences with respect to PFICs directly or indirectly owned by us. In addition, even if a U.S. Holder makes a “mark-to-market” election for one of our taxable years, if we were a PFIC for a prior taxable during which the U.S. Holder owned our ordinary shares and for which the U.S. Holder did not make a timely mark-to-market election, the U.S. Holder would also be subject to the more adverse rules described below under “Taxation of U.S. Holders Not Making a Timely Mark-to-Market Election.” U.S. holders should consult with their tax advisers regarding the availability and advisability making a mark-to-market election with respect to the ordinary shares.

Taxation of U.S. Holders Not Making a Timely Mark-to-Market Election

If we were to be treated as a PFIC for any taxable year, a U.S. Holder who does not make a timely “mark-to-market” election for that year (i.e., the taxable year in which the U.S. Holder’s holding period commences), whom we refer to as a “Non-Electing Holder,” would be subject to special rules resulting in increased tax liability with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on our ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder’s holding period for the ordinary shares), and (2) any gain realized on the sale, exchange or other disposition of our ordinary shares. Under these special rules:

•	the excess distribution and any gain would be allocated ratably over the Non-Electing Holder’s aggregate holding period for the ordinary shares;

•	the amount allocated to the current taxable year and any year prior to the year we were first treated as a PFIC with respect to the Non-Electing Holder would be taxed as ordinary income; and

•	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

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In addition, if we were to be treated as a PFIC, a U.S. Holder would be treated as owning a proportionate amount of any shares that we own, directly or indirectly by application of certain attribution rules, in other PFICs (including any of our subsidiaries, if they are PFICs) and would be subject to the PFIC rules on a separate basis with respect to its indirect interests in any such PFICs. If we were treated as a PFIC for any taxable year and a Non-Electing Holder who is an individual dies while owning our ordinary shares, such holder’s successor generally would not receive a step-up in tax basis with respect to such ordinary shares.

Medicare Tax

A U.S. Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will generally be subject to a 3.8% tax on the lesser of (i) the U.S. Holder’s “net investment income” for a taxable year and (ii) the excess of the U.S. Holder’s modified adjusted gross income for such taxable year over $200,000 ($250,000 in the case of joint filers). For these purposes, “net investment income” will generally include dividends paid with respect to our ordinary shares and net gain attributable to the disposition of our ordinary shares not held in connection with certain trades or businesses, but will be reduced by any deductions properly allocable to such income or net gain.

U.S. Federal Income Taxation of Non-U.S. Holders

A beneficial owner of our ordinary shares (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. Holder is a “Non-U.S. Holder.”

Distributions

Distributions we pay to a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax if the Non-U.S. Holder is not engaged in a U.S. trade or business. If the Non-U.S. Holder is engaged in a U.S. trade or business, our distributions will be subject to U.S. federal income tax to the extent they constitute income effectively connected with the Non-U.S. Holder’s U.S. trade or business (and a corporate Non-U.S. Holder may also be subject to U.S. federal branch profits tax). However, distributions paid to a Non-U.S. Holder who is engaged in a trade or business may be exempt from taxation under an income tax treaty if the income arising from the distribution is not attributable to a U.S. permanent establishment maintained by the Non-U.S. Holder.

Disposition of Ordinary Shares

In general, a Non-U.S. Holder will not be subject to U.S. federal income tax or withholding tax on any gain resulting from the disposition of our ordinary shares provided the Non-U.S. Holder is not engaged in a U.S. trade or business. A Non-U.S. Holder that is engaged in a U.S. trade or business will be subject to U.S. federal income tax in the event the gain from the disposition of ordinary shares is Effectively Connected Income (provided, in the case of a Non-U.S. Holder entitled to the benefits of an income tax treaty with the United States, such gain also is attributable to a U.S. permanent establishment). However, even if not engaged in a U.S. trade or business, individual Non-U.S. Holders may be subject to tax on gain resulting from the disposition of our ordinary shares if they are present in the United States for 183 days or more during the taxable year in which those ordinary shares are disposed and meet certain other requirements.

Backup Withholding and Information Reporting

In general, payments to a non-corporate U.S. Holder of distributions or the proceeds of a disposition of ordinary shares may be subject to information reporting. These payments to a non-corporate U.S. Holder also may be subject to backup withholding, if the non-corporate U.S. Holder:

•	fails to provide an accurate taxpayer identification number;

•	is notified by the IRS that it has failed to report all interest or corporate distributions required to be reported on his U.S. federal income tax returns; or

•	in certain circumstances, fails to comply with applicable certification requirements.

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A U.S. Holder generally is required to certify its compliance with the backup withholding rules on IRS Form W-9.

Non-U.S. Holders may be required to establish their exemption from information reporting and backup withholding by certifying their status on IRS Form W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable.

Backup withholding is not an additional tax. Rather, a shareholder generally may obtain a credit for any amount withheld against its liability for U.S. federal income tax (and obtain a refund of any amounts withheld in excess of such liability) by filing a U.S. federal income tax return with the IRS.

Individual U.S. Holders (and to the extent specified in applicable Treasury regulations, certain individual Non-U.S. Holders and certain U.S. Holders that are entities) that hold “specified foreign financial assets,” including our ordinary shares, whose aggregate value exceeds $75,000 at any time during the taxable year or $50,000 on the last day of the taxable year (or such higher amounts as prescribed by applicable Treasury regulations) are required to file a report on IRS Form 8938 with information relating to the assets for each such taxable year. Specified foreign financial assets would include, among other things, our ordinary shares, unless such ordinary shares are held in an account maintained by a U.S. “financial institution” (as defined). Substantial penalties apply to any failure to timely file IRS Form 8938, unless the failure is shown to be due to reasonable cause and not due to willful neglect. Additionally, in the event an individual U.S. Holder (and to the extent specified in applicable Treasury regulations, an individual Non-U.S. Holder or a U.S. entity) that is required to file IRS Form 8938 does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such holder for the related tax year may not close until three years after the date that the required information is filed. U.S. Holders (including U.S. entities) and Non-U.S. Holders should consult their own tax advisors regarding their reporting obligations.

South African Tax Considerations

The following is a summary of the material South African income tax consequences for South African tax resident shareholders who are resident for tax purposes in South Africa in relation to the acquisition, ownership and disposal of our ordinary shares, based on current South African law and South African Revenue Service, or SARS, practice as at the date of this document.

This summary is of a general nature only and is not intended to be legal or tax advice to any particular shareholder. This summary is not exhaustive of all South African income tax considerations. Accordingly, shareholders should consult their own tax advisors as to the tax consequences under the tax laws of the country of which they are resident or otherwise subject to tax.

As used in this prospectus, the term “SA Tax Resident Shareholder” means a beneficial owner of Grindrod Shipping ordinary shares that is a “resident” as defined in the South African Income Tax Act, No. 58 of 1962, or the Income Tax Act.

Consequently, the term “Non SA Tax Resident Shareholder” means a beneficial owner of Grindrod Shipping ordinary shares that does not meet the requirements to be a “resident” as defined in terms of the Income Tax Act.

This summary only addresses the South African tax consequences for SA Tax Resident Shareholders who hold their ordinary shares as capital assets and does not address the tax consequences which may be relevant to other categories of shareholders such as share dealers. Moreover, certain categories of shareholders, including those carrying on certain financial activities, those subject to specific tax regimes or benefiting from certain reliefs or exemptions, those connected with the Company and those for whom the shares are employment related securities, may be subject to special rules and this summary does not apply to such shareholders.

This summary only addresses the South African tax consequences for SA Tax Resident Shareholders who are shareholders of our ordinary shares registered on the South African administrative depository register.

For purposes of this summary it is understood that Grindrod Shipping is incorporated and tax resident (i.e. has its place of effective management), in Singapore.

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Exchange Control

SA Tax Resident Shareholders who choose to reposition their interest into an account with a U.S. broker dealer will need to apply for approval from the Financial Surveillance Department of the South African Reserve Bank, or Fin Surv, through their authorised dealer.

SA Tax Resident Shareholders who are individuals can apply to the extent of their single discretionary allowance and foreign capital allowance. If their investment in our ordinary shares listed on the NASDAQ will exceed these allowances they will need to apply for a special tax clearance certificate before applying to Fin Surv for approval.

SA Tax Resident Shareholders that are corporates will also need to apply for approval to hold our ordinary shares as part of their foreign portfolio investment allowance, provided they do not hold more than 10% of our ordinary shares.

Repositioning of Ordinary Shares on Register Located in South Africa to an Account with a U.S. Broker-Dealer

A deemed disposal and reacquisition for an amount equal to the market value of that security will be triggered where a SA Tax Resident Shareholder (applying only to a natural person or a trust) chooses to reposition their ordinary shares reflected in the administrative depository register located in South Africa to an account with a U.S. broker-dealer. The deemed disposal and reacquisition will be deemed to take place on the day that the security is registered on the U.S. branch register. Please note that this is a recent amendment in the Income Tax Act which came into operation on 1 March 2021 and applies in respect of any security listed on an exchange outside of South Africa on or after that date.

Please refer to “Taxation of Capital Gains” below in respect of the South African tax consequences of the deemed disposal for SA Tax Resident Shareholders which are natural persons or trusts.

Controlled Foreign Company, or CFC

Notably, a controlled foreign company is a non-South African company in which more than 50% of the participation rights / voting rights are directly or indirectly held / exercisable by SA Tax Resident Shareholders who are not headquarter companies.

Based on the disclosure of the major shareholders in our 2020 Annual Report, the Grindrod Shipping ordinary shares are held more than 50% by SA Tax Resident Shareholders, who each hold at least 5% of the listed Grindrod Shipping ordinary shares and thus Grindrod Shipping appears to be a CFC. Any non-South African subsidiaries of Grindrod Shipping in which it can exercise more than 50% of the voting rights will also be CFCs. Certain profits of CFCs are included in the taxable income of SA Tax Resident Shareholders subject to certain exclusions and exemptions.

Because the Company is a CFC, SA Tax Resident Shareholders who, together with connected persons, hold more than 10% of the Grindrod Shipping ordinary shares are advised to obtain tax advice regarding the South African tax implications, including the tax treatment of foreign dividends, arising from holding shares in a CFC. The tax implications set out below may potentially not apply to such shareholders.

Taxation of Dividends

The Company is a foreign company as defined in section 1 of the Income Tax Act. A foreign dividend means an amount that is paid or payable by a foreign company in respect of a share in that company, where that amount is treated as a dividend or similar payment by that foreign company for purposes of the laws relating to tax on income on companies of the country in which that foreign company has its place of effective management, which for purposes of this summary is deemed to be Singapore.

The Company is a dual listed foreign company, that is, a company listed on the JSE as well as a recognised foreign exchange, for the purposes of the Income Tax Act.

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Corporate Income Tax in Relation to Dividends

In terms of Section 10B(2)(d) of the Income Tax Act, foreign dividends, excluding such dividends that consist of a distribution of an asset in specie, from the Company will typically be exempt from income tax in the hands of tax residents of South Africa.

In terms of section 10B(2)(e), foreign dividends in respect of a listed share that constitute a distribution of and asset in specie will be exempt in the hands of South African tax resident companies. Where the shareholder is any person other than a South African tax resident company (for example, an individual or trust), a portion, determined in terms of a formula, of the market value of the distribution in specie would be included in the income of the shareholder.

Non-resident shareholders should not be subject to South African income tax in respect of such foreign dividends on the basis that these dividends arise from a source outside South Africa.

Dividends Tax

For purposes of determining a shareholder’s liability for dividends tax, the definition of a dividend in section 64D of the Income Tax Act includes a foreign dividend paid by a foreign company listed on the JSE, provided that the foreign dividend does not constitute the distribution of an asset in specie. Thus a foreign dividend declared by a company listed on the JSE, will not attract dividends tax if it constitutes the distribution of an asset in specie. Moreover, a foreign dividend received by a SA Tax Resident Shareholder which holds shares in the Company which are registered on the U.S. branch register (and does not hold shares registered on the South African administrative depository register would not be subject to dividends tax in South Africa.

In terms of Section 64D of the Income Tax Act, a cash foreign dividend declared by the Company will fall within the definition of a dividend for dividends tax purposes. Such foreign dividends will attract dividends tax calculated at the rate of 20% of the amount of any foreign dividends paid or becoming due and payable.

In terms of section 64F of the Income Tax Act certain foreign dividends are exempt from dividends tax. These include, inter alia, foreign dividends declared to South African resident companies, provided that the shareholder in question has made the necessary declaration and undertaking prior to the dividend having been paid or becoming due and payable.

Taxation of Capital Gains

On a disposal of Shares by a shareholder, a capital gain or loss will arise, equal to the difference between the disposal proceeds and the base cost of the shares. Such capital gain or loss will be aggregated with all other capital gains or losses derived by the shareholder in the same tax year.

Any aggregate capital gain will, if applicable, be reduced in the case of a natural person by the natural person’s annual exclusion of R40,000 (R300,000 in the year of death) and the relevant percentage of the capital gain (40% for individuals, special trusts and individual policyholder funds, resulting in a maximum effective tax rate of 18%, and 80% for companies, ordinary trusts and other taxable insurance portfolios, resulting in an effective tax rate of 36% for ordinary trusts and 22.4% for companies), will be included in the shareholder’s taxable income. Any aggregate capital loss will, if applicable, be reduced by the natural person’s annual exclusion as above, and the net amount will be carried forward for set off against future capital gains.

Securities Transfer Tax, or STT

STT arises on the transfer of a share in a non-resident company which is listed on the JSE (i.e. registered on the South African administrative depository register), including any reallocation of securities from a shareholder’s bank restricted stock account or a shareholder’s unrestricted and security stock account to a shareholder’s general restricted stock account.

Thus the disposal of ordinary shares in the Company which are listed on the JSE will typically give rise to STT at the rate of 0.25% of the ‘taxable amount’, generally being the consideration payable for the shares. STT only arises to the extent that a transfer results in a change in beneficial ownership.

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In terms of the STT Act No 25 of 2007, or the STT Act, the liability to pay STT in relation to the transfer of a share listed on the JSE, rests with-

(a)	a member (defined as an “authorised user” in section 1 of the Financial Markets Act No 19 of 2012), if the listed security is purchased through the agency of, or from such member;

(b)	the participant (defined as a person authorised by the central securities depository to hold in custody and administer the listed security), where the listed security is purchased from the participant and the STT has not been settled by a member referred to under (a) above;

(c)	by the purchaser, if no STT was payable under (a) or (b) above.

The STT Act contains a number of specific exemptions from STT, which may apply to exempt the transfer in question from STT.

Donations Tax

Donations tax is payable on the value of any property disposed of under any donation made by any SA Tax Resident Shareholder. A donation means any gratuitous disposal of property, including any gratuitous waiver or renunciation of a right, and is deemed to include the disposal of an asset to the extent that the consideration is inadequate. Exemptions from donations tax include donations between spouses, donations made in contemplation of death and an annual exemption of R100,000 for individuals.

Donations tax is payable at a rate of 20% on the value of aggregate donations not exceeding R30 million and 25% of the aggregate donations exceeding R30 million.

Estate Duty

Inheritance tax in South Africa is referred to as estate duty. Estate duty will be levied on the worldwide assets of any person who is ordinarily resident in South Africa at the date of his or her death. Estate duty will also be levied on any person who is not ordinarily resident in South Africa at the date of his or her death in respect of any assets situated in South Africa or rights which are enforceable in South Africa.

Various allowable deductions are permitted to determine the net value of the estate, including the value of all property that accrues to a surviving spouse of the deceased. After deducting a primary abatement of R3.5 million, estate duty is levied at a rate of 20% on the first R30 million of the dutiable amount of an estate and 25% on the amount exceeding R30 million. Any foreign death duties proved to have been paid in respect of property situated outside South Africa and included in the estate of any person who at the date of death was ordinarily resident in South Africa, may be deducted from the estate duty payable.

Shares which are registered on the South African administrative depository register of the Company in South Africa will be included in the estate of any person who is ordinarily resident in South Africa at the date of death, and in the South African estate of any person who is not ordinarily resident in South Africa at the date of death, on the basis that any transfer of ownership in such Ordinary Shares is required to be registered in South Africa.

Estate duty is subject to the provisions of any applicable double taxation agreement in relation to estate duty.

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Singapore Tax Considerations

Dividends or Other Distributions with Respect to Ordinary Shares

Under the one-tier corporate tax system which currently applies to all Singapore tax resident companies, tax on corporate profits is final, and dividends paid by a Singapore tax resident company will be income tax exempt in the hands of a shareholder, whether or not the shareholder is a company or an individual and whether or not the shareholder is a Singapore tax resident.

Capital Gains upon Disposition of Ordinary Shares

Under current Singapore tax laws, there is no tax on capital gains. There are no specific laws or regulations which deal with the characterization of whether a gain is income or capital in nature. Gains arising from the disposal of Grindrod Shipping’s ordinary shares may be construed to be of an income nature and subject to Singapore income tax, if they arise from activities which the Inland Revenue Authority of Singapore regards as the carrying on of a trade or business in Singapore. However, under Singapore tax laws, any gains derived by a divesting company from its disposal of ordinary shares in an investee company between June 1, 2012 and December 31, 2027 are generally not taxable if immediately prior to the date of the relevant disposal, the investing company has held at least 20% of the ordinary shares in the investee company for a period of at least 24 months.

Goods and Services Tax

The issue or transfer of ownership of Grindrod Shipping’s ordinary shares should be exempt from Singapore Goods and Services Tax. Hence, the holders would not incur any Goods and Services Tax on the subscription or subsequent transfer of the shares.

Stamp Duty

If Grindrod Shipping’s ordinary shares evidenced in certificated forms are acquired in Singapore, stamp duty is payable on the instrument of their transfer at the rate of 0.2% of the consideration for or market value of Grindrod Shipping’s ordinary shares, whichever is higher.

Where an instrument of transfer is executed outside Singapore or no instrument of transfer is executed, no stamp duty is payable on the acquisition of Grindrod Shipping’s ordinary shares. However, stamp duty may be payable if the instrument of transfer is executed outside Singapore and is received in Singapore. The stamp duty is borne by the purchaser unless there is an agreement to the contrary.

On the basis that any transfer instrument in respect of Grindrod Shipping’s shares traded on the NASDAQ or the JSE are executed outside Singapore through Grindrod Shipping’s transfer agent and share registrar in the United States for registration in Grindrod Shipping’s branch register of members maintained in the United States (without any transfer instrument being received in Singapore), no stamp duty should be payable in Singapore on such transfers.

Tax Treaties Regarding Withholding Taxes

There is no comprehensive avoidance of double taxation agreement between the United States and Singapore which applies to withholding taxes on dividends or capital gains.

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SELLING SHAREHOLDERS

The selling shareholders may from time to time offer and sell pursuant to this prospectus and the applicable prospectus supplement up to an aggregate of 8,094,282 ordinary shares.

The selling shareholders comprise entities that hold ordinary shares that may be deemed “control” or “restricted” securities for purposes of the Securities Act of 1933, as amended (the “Securities Act”). The selling shareholders acquired the ordinary shares in connection with the “Spin-Off” (as described in our 2020 Annual Report and incorporated herein by reference) and/or through purchases in the market of ordinary shares initially distributed as part of the Spin-Off. As part of the Spin-Off, on June 18, 2018 (the “Closing Date”), Grindrod Limited, a public company incorporated in accordance with the laws of the Republic of South Africa (“Former Parent”), sold all of the shares it held in its wholly-owned subsidiaries, Grindrod Shipping Pte. Ltd. (“GSPL”) and Grindrod Shipping (South Africa) Pty Ltd (“GSSA”), to Grindrod Shipping in exchange for a market related consideration. On the Closing Date, Former Parent made a pro rata distribution to its shareholders, including the selling shareholders, that resulted in its shareholders receiving Grindrod Shipping ordinary shares in the same proportion as they held their Former Parent ordinary shares immediately prior to the distribution.

We will identify the selling shareholders in a prospectus supplement filed pursuant to Rule 424(b)(7) of the Securities Act Rule, as permitted by Rule 430B(b)(2). We will not receive any proceeds from the sales of ordinary shares by the selling shareholders.

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PLAN OF DISTRIBUTION

We, or any selling shareholders, may sell or distribute the ordinary shares described in this prospectus from time to time in one or more of the following ways:

•	to or through underwriters or dealers;

•	through agents;

•	directly to one or more purchasers;

•	in “at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act to or through a market maker or into an existing trading market on an exchange or otherwise;

•	in block trades;

•	through a combination of any of these methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling shareholders may sell or distribute their ordinary shares from time to time in one or more public or private transactions, including:

•	block trades, including block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate a transaction;

•	on any exchange or quotation service or in the over-the-counter market; or

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers.

To the extent required, the accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus, will set forth, with respect to a particular offer:

•	if applicable, the name(s) of any selling shareholder(s);

•	if applicable, any public offering price;

•	if applicable, the proceeds from such sale;

•	the name or names of any underwriters, dealers or agents;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any over-allotment options under which underwriters may purchase additional ordinary shares from us; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

We, or any selling shareholders, may distribute the ordinary shares from time to time in one or more of the following ways:

•	at a fixed price or prices, which may be changed;

•	at prices relating to prevailing market prices at the time of sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We will not receive any of the proceeds from the sale by the selling shareholders of the ordinary shares. If the ordinary shares are sold by the selling shareholders through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions.

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By Underwriters

If underwriters are used in a sale or distribution, the ordinary shares will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell or distribute the ordinary shares in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. The ordinary shares may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such prospectus supplement. Unless otherwise set forth in the prospectus supplement, the underwriters will be obligated to purchase all the ordinary shares if any are purchased.

During and after an offering through underwriters, the underwriters may purchase and sell or distribute the ordinary shares in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, under which selling concessions allowed to syndicate members or other broker-dealers for the securities they sell or distribute for their account may be reclaimed by the syndicate if the syndicate repurchases the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities then offered, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

Through Agent or to Dealers

Unless otherwise indicated in a prospectus supplement, any agent designated to sell or distribute the ordinary shares of the Company and/or the selling shareholders, as designated from time to time, will be acting on a best efforts basis for the period of its appointment.

If dealers are used in any of the sales or distribution of the ordinary shares covered by this prospectus, we and/or the selling shareholders will sell those securities to dealers as principals. The dealers may then resell the securities to the public at varying prices the dealers determine at the time of resale.

Delayed Delivery

We and/or the selling shareholders and the underwriters may engage in derivative transactions involving the ordinary shares. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we and/or the selling shareholders may enter into security lending or repurchase agreements with the underwriters. The underwriters may effect the derivative transactions through sales or distributions of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us and/or the selling shareholders or others (or, in the case of derivatives, securities received from us and/or the selling shareholders settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Derivative Transactions and Hedging

In connection with the sale of their ordinary shares, we and/or the selling shareholder(s) may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such ordinary shares in the course of hedging the positions they assume. The selling shareholder(s) may also sell ordinary shares short and deliver these securities to close out their short positions, or loan or pledge the ordinary shares to broker-dealers that in turn may sell these securities. The selling shareholder(s) may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which required the delivery to such broker-dealer or other financial institution of the ordinary shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplement or amended to reflect such transaction).

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Loans

We and/or the selling shareholders may loan or pledge the ordinary shares to a financial institution or other third party that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

We and/or the selling shareholders may enter into agreements with underwriters, dealers and agents that entitle them to indemnification against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may be customers of, may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of business.

Underwriters, dealers and agents that participate in the distribution of the ordinary shares may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the ordinary shares by them may be treated as underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents used in the offer or sale of ordinary shares will be identified and their compensation described in an applicable prospectus supplement.

A selling shareholder also may resell all or a portion of its ordinary shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

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LEGAL MATTERS

We are being represented by Fried, Frank, Harris, Shriver & Jacobson LLP with respect to certain legal matters of United States federal securities and New York state law. The validity of the issuance of the ordinary shares offered in this prospectus and certain other matters of Singaporean law have been passed upon for us by Wong Tan & Molly Lim LLC.

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EXPERTS

The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from the Company's Annual Report on Form 20-F have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The offices of Deloitte & Touche LLP are located at 6 Shenton Way, OUE Downtown, 2#33-00 Singapore 068809.

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ENFORCEMENT OF CIVIL LIABILITIES

We are incorporated under the laws of Singapore and certain of our officers and directors are or will be residents outside of the United States. Moreover, most of our assets are located outside of the United States. Although we are incorporated outside of the United States, we have agreed to accept service of process in the United States through our agent designated for that specific purpose.

There is no treaty between the United States and Singapore providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, such that a final judgment for the payment of money rendered by any federal or state court in the United States based on civil liability, whether or not predicated solely upon the federal securities laws, would, therefore, not be automatically enforceable in Singapore. Additionally, there is doubt whether a Singapore court may impose civil liability on us or our directors and officers who reside in Singapore in a suit brought in the Singapore courts against us or such persons with respect to a violation solely of the federal securities laws of the United States, unless the facts surrounding such a violation would constitute or give rise to a cause of action under Singapore law. Accordingly, it may be difficult for investors to enforce against us, our directors or our officers in Singapore, judgments obtained in the United States which are predicated upon the civil liability provisions of the federal securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement of which this prospectus forms a part. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s website, as provided below.

SEC Filings

We file annual and special reports with the SEC. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Information Provided by the Company

We maintain an internet website at http://www.grinshipping.com. The information contained on or accessible through our website is not incorporated by reference and is not part of this prospectus.

We will furnish holders of our Ordinary Shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. As a “foreign private issuer,” we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to security holders. While we furnish proxy statements to security holders in accordance with the NASDAQ listing rules those proxy statements may not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a “foreign private issuer,” our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

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INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Any information that we file or furnish later with the SEC and that is deemed incorporated by reference will also be considered to be part of this prospectus and will automatically update and supersede the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus. This prospectus incorporates by reference the documents listed below, and any future annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC (but only to that extent that such Form 6-K states that it is incorporated by reference herein), until the offering of the ordinary shares under the registration statement is terminated:

•	our annual report on Form 20-F for the fiscal year ended December 31, 2020, which was filed with the SEC on March 31, 2021;

•	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus;

•	our current report on Form 6-K furnished to the SEC on August 18, 2021;

•	any future reports on Form 6-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part; and

•	the description of the rights of each class of securities registered under Section 12 of the Exchange Act as set forth in Exhibit 2.5 to our registration statement on Form 20-F, which was filed with the SEC on June 5, 2021, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendment or reports filed for the purpose of updating such description.

Copies of the documents incorporated herein by reference may be obtained on written or oral request without charge from our Chief Financial Officer at #03-01 Southpoint, 200 Cantonment Road Singapore, 089763, telephone +65 6323 0048 or on our website at http://www.grinshipping.com. The information on our website is not incorporated by reference into this prospectus. These documents are also available through the Internet on the SEC's Electronic Data Gathering and Retrieval System at http://www.sec.gov.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these ordinary shares in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in a subsequently filed document incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Our Constitution provides that, subject to the provisions of the Companies Act, Chapter 50 of Singapore (the “Singapore Companies Act”) and any other applicable law, every director, chief executive officer, auditor, secretary or other officer of our company shall be entitled to be indemnified by our company against all costs, charges, losses, expenses and liabilities incurred or to be incurred by him or her in the execution and discharge of his or her duties (and where he serves at our request as a director, officer, employee or agent of any of our subsidiaries or affiliates) or in relation thereto and in particular and without prejudice to the generality of the foregoing, no director, secretary or other officer of our company shall be liable for the acts, receipts, neglects or defaults of any other director or officer or for joining in any receipt or other act for conformity or for any loss or expense happening to our company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of our company or for the insufficiency or deficiency of any security in or upon which any of the moneys of our company shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with who many moneys, securities or effects shall be deposited or left or for any other loss, damage or misfortune whatsoever which shall happen to or be incurred by our company in the execution of the duties of his or her office or in relation thereto unless the same shall happen through his or her own negligence, willful default, breach of duty or breach of trust.

In cases where a director is sued by the company, the Singapore Companies Act gives the court the power to relieve directors either wholly or partially from their liability for their negligence, default, breach of duty or breach of trust. In order for relief to be obtained, it must be shown that (i) the director acted reasonably and honestly; and (ii) it is fair, having regard to all the circumstances of the case including those connected with such director’s appointment, to excuse the director. However, Singapore case law has indicated that such relief will not be granted to a director who has benefited as a result of his or her breach of trust.

Under Section 172 of the Singapore Companies Act, any provision exempting or indemnifying the officers of a company (including directors) against liability, which by law would otherwise attach to them in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void. However, the Singapore Companies Act allows a company to (a) purchase and maintain for any officer insurance against any liability which by law would otherwise attach to such officer in connection with any negligence, default, breach of duty or breach of trust in relation to the company; and (b) indemnify such officer against any liability incurred by him or her to a person other than the company except when the indemnity is against any liability (i) of the officer to pay a fine in criminal proceedings, (ii) of the officer to pay a penalty in respect of non-compliance with any regulatory requirements, (iii) incurred by the officer in defending criminal proceedings in which he or she is convicted, (iv) incurred by the officer in defending civil proceedings brought by the company or a related company in which judgment is given against him or her, or (v) incurred by the officer in connection with an application for relief under Section 76A(13) or Section 391 of the Singapore Companies Act in which the court refuses to grant him or her relief. The limitation of liability and indemnification provisions in our Constitution may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our shareholders. A shareholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 9.	Exhibits and Financial Statement Schedules.

The exhibits to this registration statement are listed in the Index to Exhibits below.

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Item 10.	Undertakings.

a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii)	If the registrant is relying on Rule 430D of this chapter:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on Rule 430D of this chapter relating to an offering made pursuant to Rule 415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

i)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

1.1	Form of Underwriting Agreement.(1)

3.1	Constitution of Grindrod Shipping Holdings Ltd., as currently in effect.(2)

4.1	Share Purchase Agreement between Grindrod Limited and Grindrod Shipping Holdings Pte. Ltd. in respect of Grindrod Shipping (South Africa) Pty Ltd dated March 23, 2018.(3)

4.2	Share Purchase Agreement between Grindrod Limited and Grindrod Shipping Holdings Pte. Ltd. in respect of Grindrod Shipping Pte. Ltd. dated March 23, 2018.(4)

4.3	Implementation Agreement between Grindrod Shipping Holdings Pte. Ltd., Grindrod Limited, Grindrod Shipping (South Africa) Pty Ltd and Grindrod Shipping Pte. Ltd. dated March 23, 2018.(5)

4.4	Form of Specimen Ordinary Share Certificate (Grindrod Shipping Holdings Ltd).(6)

4.5	Description of the rights of each class of securities registered under Section 12 of the Exchange Act.(7)

5.1	Opinion of Wong Tan & Molly Lim LLC.

23.1	Consent of Wong Tan & Molly Lim LLC.

23.2	Consent of Deloitte & Touche LLP.

24.1	Power of Attorney (contained on signature page to this Registration Statement).

(1)	To be filed by amendment or as an exhibit to a document to be incorporated by reference into this registration statement
(2)	Incorporated by reference to Exhibit 1.1 to Amendment No. 3 to the Registrant’s registration statement on Form 20-F filed with the SEC on June 5, 2018.
(3)	Incorporated by reference to Exhibit 2.1 to Amendment No. 2 to the Registrant’s registration statement on Form 20-F filed with the SEC on April 30, 2018.
(4)	Incorporated by reference to Exhibit 2.2 to Amendment No. 2 to the Registrant’s registration statement on Form 20-F filed with the SEC on April 30, 2018.
(5)	Incorporated by reference to Exhibit 2.3 to Amendment No. 2 to the Registrant’s registration statement on Form 20-F filed with the SEC on April 30, 2018.
(6)	Incorporated by reference to Exhibit 2.4 to Amendment No. 3 to the Registrant’s registration statement on Form 20-F filed with the SEC on June 5, 2018.
(7)	Incorporated by reference to Exhibit 2.5 to the Registrant’s 2019 annual report on Form 20-F files with the SEC on June 5, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Singapore, on August 23, 2021.

GRINDROD SHIPPING HOLDINGS LTD.

By:	/s/ Martyn Wade
Name:	Martyn Wade
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally, Martyn Wade and Stephen Griffiths and each one of them, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including any and all amendments, including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martyn Wade	Chief Executive Officer and Director	August 23, 2021
Martyn Wade	(Principal Executive Officer)

/s/ Stephen Griffiths	Chief Financial Officer and Director	August 23, 2021
Stephen Griffiths	(Principal Financial and Accounting Officer)

/s/ Michael Hankinson	Chairman of the Board	August 23, 2021
Michael Hankinson

/s/ Murray Grindrod	Director	August 23, 2021
Murray Grindrod

/s/ John Herholdt	Director	August 23, 2021
John Herholdt

/s/ Quah Ban Huat
Quah Ban Huat	Director	August 23, 2021

/s/ Pieter Uys
Pieter Uys	Director	August 23, 2021

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States, has signed this Registration Statement on August 23, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director